SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): ___April 8, 2004__

                  American Wagering, Inc.
(Exact name of registrant as specified in its charter)

          Nevada                         000-20685                88-0344658
(State or other jurisdiction                                                                            (Commission                                                           (I.R.S. Employer
of incorporation)             File Number)          Identification No.)

   675 Grier Drive, Las Vegas, Nevada                                                                                                                                              89119
(Address of principal executive offices)                                                                                                                                           (Zip Code)

Registrant’s telephone number, including area code:   (702) 735-0101

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Item 1. Changes In Control Of Registrant

None

Item 2. Acquisition Or Disposition Of Assets

None

Item 3. Bankruptcy Or Receivership

On February 20, 2004, American Wagering, Inc. (the "Company") and its wholly owed subsidiary Leroy’s Horse and Sports Place, Inc. (collectively, the "Debtors") filed a Plan of Reorganization (the "Plan") and related Disclosure Statement (the "Disclosure Statement") with the United States Bankruptcy Court for the District of Nevada, Northern Division, in Reno, Nevada (the "Bankruptcy Court").

On April 8, 2004, the Bankruptcy Court approved the Debtor’s Disclosure Statement relating to the Plan as providing adequate information of a kind, and in sufficient detail, as far as reasonably practicable in light of the nature and history of the debtor and the condition of the Company’s books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Plan. At the same hearing, the Bankruptcy Court approved transmitting the Plan to impaired creditors and equity interest holders for approval. The Bankruptcy Court also ordered the exclusivity period for filing of plans only by the Debtors terminated, allowing competing plans of reorganization to be filed. In accordance with the Bankruptcy Code, the proponent of a competing plan of reorganization must file a disclosure statement to accompany the competing plan of reorganization and have the disclosure statement approved by the Bankruptcy Court before the competing plan of reorganization may be submitted to impaired creditors and equity interest holders for approval.

On April 14, 2004, the Debtors amended the Plan (the "Amended Plan") and Disclosure Statement (the "Amended Disclosure Statement") in order to mitigate the effects of any competing plan of reorganization that may be submitted in this matter. The amendments to the Plan and Disclosure Statement are summarized as follows:

              1.     Class #7 (Racusin Claim): Class 7 has been unimpaired under the Amended Plan. Class 7 will receive distribution cash in the approximate amount of $1.35 million on the Effective Date of the Amended Plan, thus unimpairing Class 7 and eliminating the right of Class 7 to vote for or against the Amended Plan.

              2.     Class #13 (AWI Preferred Stock): Class 13 has been impaired under the Amended Plan. Class 13 will not be paid until such time as all senior classes of creditors have either been satisfied and/or the Debtors are in compliance with the terms of any settlement agreement with any such
                      Class.

In addition, based upon the provisions of the Amended Plan and Amended Disclosure Statement, the Debtors have filed a motion requesting the Bankruptcy Court reinstate Debtors’ exclusivity to file a plan and disclosure statement through the confirmation hearing.

The Bankruptcy Court has set a confirmation hearing regarding the Amended Plan for June 3, 2004.

This announcement is not intended to be, nor should it be construed as, a solicitation for a vote of the Amended Plan. Debtors will emerge from Chapter 11 if and when the Amended Plan receives the requisite stakeholder approval and is confirmed by the Bankruptcy Court.

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Item 4. Changes In Registrant's Certifying Accountant

None

Item 5. Other Events and Regulation FD Disclosure

None

Item 6. Resignations Of Directors And Executive Officers

None

Item 7. Financial Statements & Exhibits

(a)     Financial statements.
                      None
(b)     Exhibits.
                     None

Item 8. Change In Fiscal Year

None

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on form 8K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2004.

                                                AMERICAN WAGERING, INC.

                                                By:  /s/ Timothy F. Lockinger
                                          Name: Timothy F. Lockinger
                                          Title: Chief Financial Officer
                                          Principal Accounting Officer

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